UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) is July 29, 2005


                          OneSource Technologies, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)



            Delaware                         000-30969               65-0691963
            --------                         ---------               ----------
(State or other jurisdiction of      (Commission File Number)     (IRS Employer
incorporation or jurisdiction)                                    Identification
                                                                      Number)


 15730 N. 83rd Way, Suite 104, Scottsdale, Arizona                      85260
 -------------------------------------------------                      -----
     (Address of principal executive office)                         (Zip Code)


       Registrant's telephone number, including area code: (800) 279-0859


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02    Termination of a Material Definitive Agreement.

     On July 29, 2005, OneSource Technologies, Inc. (the "Company") received a sixty day notice of termination from Dillon Companies, Inc., d/b/a King Soopers and City Market ("Dillon Companies") regarding the Equipment Blanket Service Agreement, dated January 6, 2005, between the Company and Dillon Companies (the "Agreement"). The notice of termination is pursuant to the terms of the Agreement and formally establishes an abbreviated timeline for the completion of the parties' relationship. The Kroger Co., parent company to Dillon Companies, has chosen to pursue a national contract for all of its stores using an alternative provider. The termination is effective on October 2, 2005.

     Under the Agreement, the Company received approximately $157,000 per month in maintenance fees. The Agreement was scheduled to expire on January 31, 2006, subject to renewal.

     The notice of termination expresses Dillon Companies' satisfaction with the Company's services during the length of the parties' relationship. The Agreement contained no early termination penalties for either party.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ONESOURCE TECHNOLOGIES, INC.


Dated:  August 4, 2005                    By:  /s/ Leonard J. Ksobiech
                                               -------------------------------
                                               Leonard J. Ksobiech
                                               Chief Financial Officer